                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                  AMENDMENT NO. 1 TO CURRENT REPORT ON FORM 8-K

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 28, 1998


                            KAYNAR TECHNOLOGIES INC.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

        Delaware                       000-22519                33-0591091
-------------------------------    ------------------       ------------------
(State or other jurisdiction of    Commission File No.       (I.R.S. Employer
incorporation or organization)                              Identification No.)

500 N. State College Blvd., Suite 1000, Orange, California        92868-1638
----------------------------------------------------------        ----------
(Address of principal executive offices)                         (Zip Code)

        Registrant's telephone number, including area code: (714) 712-4900

This Form 8-K has been amended to include the financial statements and pro forma financial information omitted from the initial report on Form 8-K filed on August 12, 1998.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On July 28, 1998, Kaynar Technologies Inc. ("KTI") acquired all of the issued and outstanding common stock of M & M Machine & Tool Co. ("M & M")(this transaction being referred to herein as the "Acquisition"). M & M, located in Huntington Beach, California specializes in the machining of structural components and assemblies for aircraft. These components and assemblies include pylons, flap hinges, struts, wing fittings, landing gear parts, spars, and many others. M & M has current annualized sales in excess of $20 million.

         As consideration for the Acquisition, KTI paid the four stockholders of M & M (the "Stockholders") $11 million in cash and 354,276 shares of KTI common stock at closing. An additional $1 million in cash will be paid to the Stockholders following the first of two contingent adjustments to the purchase price. The two contingent adjustments to the purchase price will be paid 60% in cash and 40% in shares of KTI common stock. The first contingency will be a dollar-for-dollar adjustment to the purchase price to the extent that M & M's net worth at closing exceeds or falls below $4.5 million. The second contingency will be additional consideration of no less than zero and no more than $2 million which will be based on M & M's recasted earnings before interest, taxes and transaction costs related to the Acquisition for its fiscal year ended October 31, 1998.

         A registration rights agreement was entered into by KTI with the Stockholders, permitting them to exercise up to two demand registration rights per calendar year for offerings with an aggregate price exceeding $1 million. The registration rights agreement also accorded the Stockholders piggyback registration rights. KTI funded the cash portion of the purchase price by increasing its existing Term Loan with General Electric Capital Corporation ("GECC") and plans to fund the contingency payments out of their Revolving Credit Facility with GECC.

         The Stockholders consisted of Robert E. McGuire, the Robert E. McGuire Family Trust UDT December 28, 1989, the Robert E. McGuire Family Trust #2 UDT December 27, 1991, and the Ronald D. McGuire Family Trust UDT April 30, 1997. In connection with the Acquisition, Robert E. McGuire and Ronald D. McGuire, two principals of M & M, entered into employment agreements with KTI in which they will serve as the President and Vice-President of M & M, respectively. Robert E. and Ronald D. McGuire also entered into 5-year minimum non-competition agreements with KTI.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)  Financial Statements of Business Acquired

                Independent Auditors' Report

                Balance Sheet as of July 26, 1998

                Statement of Income and Retained Earnings for the period from August 1, 1997 to July 26, 1998

                Statement of Cash Flows for the period from August 1, 1997 to July 26, 1998

                Notes to Financial Statements for the period from August 1, 1997 to July 26, 1998

         (b)  Pro Forma Financial Information

                Introduction

                Pro Forma Condensed Consolidated Combining Balance Sheet as of June 28, 1998 (unaudited)

                Pro Forma Condensed Consolidated Combining Statement of Income for the six months ended June 28, 1998 (unaudited)

                Pro Forma Condensed Consolidated Combining Statement of Income for the year ended December 31, 1997
                (unaudited)

                Notes to Pro Forma Condensed Consolidated Combining Financial Statements


         (c)  Exhibits

              Number     Description
              ------     -------------------------
              2.1*       Agreement and Plan of Merger among Kaynar
                         Technologies Inc., KTIC Acquisition Corp. and M & M
                         Machine & Tool Co. dated as of July 27, 1998 (the
                         "Merger Agreement").

              2.2*       List of Schedules omitted from the Merger Agreement.

              4.1*       Registration Rights Agreement among Kaynar
                         Technologies Inc. and the Stockholders dated as of July 27, 1998.

              23.1       Independent Auditors' Consent

              * Filed previously with Current Report on Form 8-K of Kaynar Technologies Inc. dated August 12, 1998.

                          INDEPENDENT AUDITORS' REPORT



The Stockholders and Board of Directors
M & M Machine & Tool Co.


We have audited the accompanying balance sheet of M & M Machine & Tool Co., as of July 26, 1998, and the related statements of income, retained earnings, and cash flows for the period from August 1, 1997 to July 26, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of M & M Machine & Tool Co. as of July 26, 1998, and the results of operations and cash flows for the period from August 1, 1997 to July 26, 1998 in conformity with generally accepting accounting principles.


                                                   Allen, Haight & Cooney LLP

October 7, 1998

                            M & M MACHINE & TOOL CO.

                        BALANCE SHEET AS OF JULY 26, 1998

                                     ASSETS

Current assets:
  Cash and cash equivalents (Note 9)                                                  $    110,833
  Accounts receivable - trade (Note 3)                                                   1,697,309
  Inventories (Notes 2 and 3)                                                            3,481,858
  Prepaid expenses                                                                          16,881
  Deferred income taxes (Note 5)                                                           103,515
                                                                                       -----------
           Total current assets                                                          5,410,396
                                                                                       -----------
Property and equipment, at cost (Notes 3 and 4)
  Building                                                                               1,320,775
  Land                                                                                   1,743,667
  Automobiles and trucks                                                                    86,262
  Furniture, fixture and equipment                                                         425,044
  Machinery and equipment                                                               12,288,555
  Leasehold improvements                                                                   255,528
                                                                                       -----------
                                                                                        16,119,831
  Less accumulated depreciation and amortization                                         4,540,875
                                                                                       -----------
    Net property and equipment                                                          11,578,956
                                                                                       -----------
Deposits                                                                                    20,064
Intangible assets, net                                                                      28,674
                                                                                       -----------
           Total assets                                                                $17,038,090
                                                                                       -----------
                                                                                       -----------

               See accompanying notes to the financial statements
                       and independent auditors' report.

                            M & M MACHINE & TOOL CO.

                        BALANCE SHEET AS OF JULY 26, 1998

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current portion of long-term debt (Note 4)                                            $ 1,529,835
  Bank note payable (Note 3)                                                                400,000
  Accounts payable                                                                          128,989
  Accrued payroll and related taxes                                                         374,822
  Accrued commissions                                                                         7,194
  Accrued interest                                                                           47,613
  Accrued income taxes (Note 5)                                                             242,022
                                                                                        -----------
           Total current liabilities                                                      2,730,475
                                                                                        -----------
Long-term debt, net of current portion (Note 4)                                           8,575,056

Deferred income taxes (Note 5)                                                              413,153
                                                                                        -----------
           Total liabilities                                                             11,718,684
                                                                                        -----------
Commitments (Note 8)

Stockholders' equity:
  Common stock $10 stated value; authorized
    15,000 shares; issued and outstanding 15,000 shares                                     150,000
  Additional paid-in capital                                                                 74,673
  Retained earnings                                                                       5,094,733
                                                                                        -----------
           Total stockholders' equity                                                     5,319,406
                                                                                        -----------
           Total liabilities and stockholders' equity                                   $17,038,090
                                                                                        -----------
                                                                                        -----------



               See accompanying notes to the financial statements
                       and independent auditors' report.

                            M & M MACHINE & TOOL CO.

                    STATEMENT OF INCOME AND RETAINED EARNINGS

               FOR THE PERIOD FROM AUGUST 1, 1997 TO JULY 26, 1998


Net sales                                                                                   $20,079,868

Cost of sales                                                                                13,509,351
                                                                                            -----------
         Gross profit                                                                         6,570,517

Selling, general and administrative expenses                                                  2,199,671
                                                                                            -----------
         Operating income                                                                     4,370,846

Interest expense, net                                                                           517,296
                                                                                            -----------
         Income before provision for income taxes                                             3,853,550

Provision for income taxes (Note 5)                                                           1,542,181
                                                                                            -----------
         Net income                                                                           2,311,369

Retained earnings, beginning of period                                                        2,783,364
                                                                                            -----------
Retained earnings, end of period                                                            $ 5,094,733
                                                                                            -----------
                                                                                            -----------




               See accompanying notes to the financial statements
                       and independent auditors' report.

                             M & M MACHINE & TOOL CO.

                             STATEMENT OF CASH FLOWS

               FOR THE PERIOD FROM AUGUST 1, 1997 TO JULY 26, 1998

Cash flows from operating activities:
  Net income                                                                                  $2,311,369
  Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation and amortization                                                            1,178,679
      Provision for deferred income taxes                                                        205,368
      Changes in operating assets and liabilities:
          Increase in accounts receivable - trade                                               (168,862)
          Decrease in advances to officer                                                         38,320
          Increase in inventories                                                               (886,050)
          Decrease in prepaid expenses                                                            61,376
          Decrease in deposits                                                                   157,836
          Decrease in accounts payable                                                          (439,527)
          Decrease in note payable - officer                                                    (167,500)
          Decrease in accrued expenses                                                            (5,134)
          Decrease in accrued income taxes                                                      (701,608)
                                                                                              ----------
            Net cash provided by operating activities                                          1,584,267
                                                                                              ----------
Cash flows from investing activities:
  Purchases of property and equipment                                                         (8,055,906)
                                                                                              ----------
            Net cash used in investing activities                                             (8,055,906)
                                                                                              ----------
Cash flows from financing activities:
  Increase in bank note payable                                                                  386,028
  Proceeds from issuance of long-term debt                                                     7,871,698
  Principal payments on long-term debt                                                        (1,996,160)
  Increase in loan fees                                                                          (28,674)
                                                                                              ----------
            Net cash provided by financing activities                                          6,232,892
                                                                                              ----------
Net decrease in cash and cash equivalents                                                       (238,747)

Cash and cash equivalents, beginning of period                                                   349,580
                                                                                              ----------
Cash and cash equivalents, end of period                                                      $  110,833
                                                                                              ----------
                                                                                              ----------
Additional Disclosures

    Cash paid during the period for:
      Interest expense                                                                        $  495,140
                                                                                              ----------
                                                                                              ----------
      Income taxes                                                                            $1,058,966
                                                                                              ----------
                                                                                              ----------


               See accompanying notes to the financial statements
                       and independent auditors' report.

                            M & M MACHINE & TOOL CO.

                          NOTES TO FINANCIAL STATEMENTS

               FOR THE PERIOD FROM AUGUST 1, 1997 TO JULY 26, 1998



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies of M & M Machine & Tool Co. (the Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles.

NATURE OF BUSINESS

M & M Machine & Tool Co. is a California corporation engaged in manufacturing precision machined metal parts used principally in the aerospace and defense industries. The Company operates from facilities in Huntington Beach, California.

INVENTORIES

Inventories are stated at cost, which is not in excess of market. Cost is determined on a specific job basis and consists principally of materials, labor, overhead and outside processing costs.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the assets, ranging from 3 to 40 years principally using the straight-line method.

INCOME TAXES

Deferred tax provisions/benefits are calculated for certain transactions and events because of differing treatments under generally accepted accounting principles and the currently enacted tax laws of the federal government. The results of these differences on a cumulative basis, known as temporary differences, result in the recognition and measurement of deferred tax assets and liabilities in the accompanying balance sheet.

STATEMENT OF CASH FLOWS

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

                            M & M MACHINE & TOOL CO.

                          NOTES TO FINANCIAL STATEMENTS

               FOR THE PERIOD FROM AUGUST 1, 1997 TO JULY 26, 1998



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)


USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INTANGIBLE ASSETS

Loan fees are amortized on a straight-line basis, over the life of the related loan.

NOTE 2 - INVENTORIES

Inventories as of July 26, 1998 consisted of the following:

                  Hardware                           $   173,836
                  Work in progress                     3,114,087
                  Finished goods                         193,935
                                                     -----------

                                                     $ 3,481,858
                                                     -----------
                                                     -----------
NOTE 3 - BANK NOTE PAYABLE

The Company has a credit agreement with a bank which provides for borrowings of up to $1,500,000. Borrowings under this agreement are due on demand or, if no demand is made, on May 1, 1999. Payments of interest at the bank's reference rate (8.5% at July 26, 1998) plus .75% are due monthly. At July 26, 1998, the Company had borrowed $400,000 under this credit agreement. Borrowings are secured by accounts receivable, inventory, and property and equipment now owned or hereafter acquired by the Company. In addition, borrowings are subject to certain terms and conditions specified in the borrowing agreement. The Company was in compliance with such terms and conditions as of July 26, 1998. The stockholders and principal officers of the Company have also executed continuing guarantees in connection with the above credit agreement.

                            M & M MACHINE & TOOL CO.

                          NOTES TO FINANCIAL STATEMENTS

               FOR THE PERIOD FROM AUGUST 1, 1997 TO JULY 26, 1998



NOTE 4 - LONG-TERM DEBT

Long-term debt consists of the following:

Note payable, collateralized by equipment, bearing interest at 8.5%, due in
monthly installments of $19,559 including interest through December 1998.                       $  114,929

Note payable, collateralized by equipment, bearing interest at 10%, due in monthly installments of $11,416 including interest through March 2000, final
payment due on April 21, 2000.                                                                     219,966

Note payable, collateralized by equipment, bearing interest at 10.5%, due in monthly installments of $3,252 including interest through December 1999, final
payment due on January 13, 2000.                                                                    54,584

Note payable, collateralized by equipment, bearing interest at 10%, due in
monthly installments of $504 including interest through October 1998.                                1,599

Note payable, collateralized by accounts receivable, inventory, and property and equipment now owned or hereafter acquired by the Company, bearing interest at
9.5%, due in monthly installments of $11,235 including interest through December 1998.              55,140

Note payable, collateralized by equipment, bearing interest at 9.73%, due in monthly installments of $8,791 including interest through June 2001; the stockholders and principal officers of the Company have also executed
continuing guarantees in connections with the note payable.                                        265,577

Note payable, collateralized by equipment, bearing interest at
4.9%, due in monthly installments of $909 including
interest through January 2000.                                                                      14,634

Note payable, collateralized by equipment, bearing interest at 9.16%, due in
monthly installments of $17,897 including interest through January 2002.                           651,809

                            M & M MACHINE & TOOL CO.

                          NOTES TO FINANCIAL STATEMENTS

               FOR THE PERIOD FROM AUGUST 1, 1997 TO JULY 26, 1998



NOTE 4 - LONG-TERM DEBT (Continued)

Note payable, collateralized by equipment, bearing interest at 9.59%, due in
monthly installments of $3,711 including interest through February 2002.                           136,712

Note payable, collateralized by equipment, bearing interest at 9.38%, due in
monthly installments of $3,472 including interest through May 2002.                                130,392

Note payable, collateralized by equipment, bearing interest at 8.58%, due in
monthly installments of $10,218 including interest through October 2002.                           428,166

Note payable, collateralized by equipment, bearing interest at 8.69%, due in
monthly installments of $20,359 including interest through October 2002.                           887,613

Note payable, collateralized by equipment, bearing interest at 8.98%, due in
monthly installments of $6,346 including interest through September 2002.                          263,090

Note payable, collateralized by equipment, bearing interest at 8.73%, due in
monthly installments of $6,836 including interest through September 2002.                          284,765

Note payable, collateralized by equipment, bearing interest at 6.75%, due in
monthly installments of $30,980 including interest through January 2001.                           852,991

Note payable, collateralized by equipment, bearing interest at 8.2%, due in
monthly installments of $2,912 including interest through June 2003.                               250,048

                            M & M MACHINE & TOOL CO.

                          NOTES TO FINANCIAL STATEMENTS

               FOR THE PERIOD FROM AUGUST 1, 1997 TO JULY 26, 1998



NOTE 4 - LONG-TERM DEBT (Continued)

Note payable, collateralized by equipment, bearing interest at 8.28%, due in
monthly installments of $3,351 including interest through April 2003.                                     156,300

Mortgage note payable, collateralized by land and building, bearing interest at
7.85%, due in monthly installments of $22,439 including interest through June 2008
(see paragraph below).                                                                                  2,912,000

Note payable collateralized by equipment bearing interest at 9.25%, due on
September 1, 1998 (see description of refinancing of note in paragraph below).                          2,424,576
                                                                                                    -------------
                                                                                                    -------------

                                                                                                       10,104,891

    Less current portion                                                                                1,529,835
                                                                                                    -------------
                                                                                                    -------------

                                                                                                    $   8,575,056
                                                                                                    -------------
                                                                                                    -------------

On June 2, 1998, the Company acquired its manufacturing and office facilities in Huntington Beach, California for $3,064,442. The Company previously leased these facilities under an operating lease agreement until the date of the acquisition. The acquisition was financed with a bank mortgage loan in the original amount of $2,916,000.

In December 1997, the Company entered into an agreement to purchase certain machinery. The Company accepted delivery of the machinery in April 1998. As of July 26, 1998, the Company had not placed the machinery in service since it was in the process of installing it. In June 1998, the Company signed a promissory note for the purchase of the machinery in the amount of $2,424,576, bearing interest at 9.25% with a maturity date of September 1, 1998. On September 1, 1998, the Company renewed the promissory note in the amount of $2,424,576 with an additional borrowing of $275,424 to cover the cost of the installation. The new promissory note in the amount of $2,700,000 bears interest at 7.56% with a maturity date of September 1, 2003. The stockholders and principal officers of the Company have also executed continuing guarantees in connection with the this promissory note.

                            M & M MACHINE & TOOL CO.

                          NOTES TO FINANCIAL STATEMENTS

               FOR THE PERIOD FROM AUGUST 1, 1997 TO JULY 26, 1998



NOTE 4 - LONG-TERM DEBT (Continued)

The aggregate amounts of long-term debt payable in each of the next five years are as follows:




           1999                                     $  1,529,835
           2000                                        1,767,375
           2001                                        1,592,531
           2002                                        1,319,386
           2003                                        3,599,412
           Thereafter                                    296,352
                                                    ------------
                                                    ------------

                                                    $ 10,104,891
                                                    ------------
                                                    ------------

NOTE 5 - INCOME TAXES

The provision for income taxes is comprised of the following for the period from August 1, 1997 to July 26, 1998:

Current payable:
    Federal                                         $  1,186,544
    State                                                261,215
                                                    ------------

                                                       1,447,759
                                                    ------------

Deferred:
    Federal                                               42,900
    State                                                 51,522
                                                    ------------
                                                    ------------

                                                          94,422
                                                    ------------
                                                    ------------

         Total income tax expense                   $  1,542,181
                                                    ------------
                                                    ------------

                             M & M MACHINE & TOOL CO.

                          NOTES TO FINANCIAL STATEMENTS

               FOR THE PERIOD FROM AUGUST 1, 1997 TO JULY 26, 1998


NOTE 5 - INCOME TAXES (Continued)

A reconciliation of the income tax expense to the amount of income tax expense that would result from applying the federal statutory rate (34%) to income before income taxes is as follows:


Provision for income taxes at statutory rate                                        $  1,310,207       34%
State income taxes, net of federal income tax benefit                                    206,406        5%
Limitation on meals and entertainment                                                      4,646
Nondeductible officers' life insurance                                                     9,385
Other (principally income taxed in lower brackets and
  changes to deferred tax estimates)                                                      11,537        1%
                                                                                    ------------     -----
                                                                                    ------------     -----

                                                                                    $  1,542,181       40%
                                                                                    ------------     -----
                                                                                    ------------     -----

Net deferred tax assets and liabilities in the accompanying balance sheet include the following components:

Deferred tax assets:
    Current:
        Federal                                                                     $  103,515
                                                                                    ----------

Deferred tax liabilities:
    Noncurrent:
        Federal                                                                     $  320,881
        State                                                                           92,272
                                                                                    ----------
                                                                                    ----------

Noncurrent deferred tax liability                                                   $  413,153
                                                                                    ----------

Deferred tax assets result from state franchise taxes accrued for financial reporting purposes and deducted for federal tax purposes in the subsequent year.

Deferred tax liabilities result from the use of accelerated methods of depreciation of property and equipment for tax purposes.

                            M & M MACHINE & TOOL CO.

                          NOTES TO FINANCIAL STATEMENTS

               FOR THE PERIOD FROM AUGUST 1, 1997 TO JULY 26, 1998


NOTE 6 - RELATED PARTY TRANSACTIONS

As of July 26, 1998, the Company engaged in transactions with officers/stockholders. The following is a summary of such transactions:

  Collection of advances to officer/stockholder                  $   57,390

  Payment on note payable to officer/stockholder,
    bearing interest at 10% per annum, due on
    demand, including interest of $16,585                        $   84,085

NOTE 7 - SIGNIFICANT CUSTOMERS

McDonnell Douglas Corporation and The Boeing Company are major customers of the Company. Sales to McDonnell Douglas Corporation and The Boeing Company accounted for $17,196,776 of the net sales of $20,079,868 for the period from August 1, 1997 to July 26, 1998. Such sales were made to four separate operating entities within McDonnell Douglas Corporation, and to two separate operating entities within The Boeing Corporation. Accounts receivable balances from these same customers accounted for $1,584,387 of the Company's accounts receivable - trade balance of $1,697,309 as of July 26, 1998.


NOTE 8 - COMMITMENTS

The Company was a lessee of manufacturing and office facilities under an operating lease. Such lease called for monthly rentals of $16,820. On June 2, 1998, the Company acquired the facilities and terminated the lease (see Note 4.) The Company also is a lessee of storage facilities under an operating lease expiring in November 1999. Such lease calls for monthly rentals of $9,500. Rent expense, including real estate taxes, insurance and repair costs associated with the leases was $256,350 for the period from August 1, 1997 to July 26, 1998. Aggregate minimum rentals under the noncancelable operating lease subsequent to July 26, 1998, are as follows:

Period ending July 26,

           1999                                                  $  114,000
           2000                                                  $   38,000

NOTE 9 - FINANCIAL INSTRUMENTS WITH CREDIT RISK

The Company maintains its cash at major financial institutions in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents. At July 26, 1998, the Company exceeded the insured limit by $10,833.

                            M & M MACHINE & TOOL CO.

                          NOTES TO FINANCIAL STATEMENTS

               FOR THE PERIOD FROM AUGUST 1, 1997 TO JULY 26, 1998


NOTE 10 - 401(k) PLAN

The Company has a 401(k) plan which covers substantially all of the Company's employees who are 21 years or older, and who have completed one year of service with the Company and are credited with 1,000 hours of service. Contributions to the plan by the Company are discretionary and are determined annually. The Company's contribution vests over 7 years. There was no contribution to the 401(k) plan for the period from August 1, 1997 to July 26, 1998.

NOTE 11 - SUBSEQUENT EVENT

On July 27, 1998, the stockholders of the Company entered into an agreement to sell all of the common stock of the Company to KTIC Acquisition Corp., a wholly owned subsidiary of Kaynar Technologies Inc.

         PRO FORMA CONDENSED CONSOLIDATED COMBINING FINANCIAL STATEMENTS

                                  INTRODUCTION

                                   (Unaudited)



The unaudited pro forma condensed consolidated combining financial information presented herein gives effect to the purchase of all outstanding shares of M & M Machine & Tool Co. ("M & M") by Kaynar Technologies Inc. ("KTI") effective July 28, 1998. M & M's fiscal year ends on October 31, and KTI's fiscal year ends on December 31.

The unaudited pro forma condensed consolidated combining balance sheet data at June 28, 1998 combines the historical balance sheet of KTI and its subsidiaries as of June 28, 1998 with M & M's historical balance sheet as of April 30, 1998. The pro forma adjustments to the balance sheet assume that the acquisition was consummated as of the balance sheet date.

The unaudited pro forma condensed consolidated combining statement of income data being presented for the six months ended June 28, 1998 combines KTI's six months of operations ended June 28, 1998 with M & M's six months of operations ended April 30, 1998. The pro forma adjustments to the statement of operations assume that the acquisition was consummated at the beginning of the period being presented.

The unaudited pro forma condensed consolidated combining statement of income data being presented for the year ended December 31, 1997 combines KTI's twelve months of operations ended December 31, 1997 with M & M's twelve months of operations ended October 31, 1997. The pro forma adjustments to the statement of operations assume that the acquisition was consummated at the beginning of the period being presented.

KTI expects to achieve certain reductions in costs subsequent to the purchase of M & M as a result of the reduction of salaries and benefits to the officers of M & M based on their new employment contracts entered into at the time of acquisition. To comply with the Commission's pro forma reporting rules, the cost reductions reflected in the accompanying unaudited pro forma condensed consolidated combining statements of income have been limited to the excessive salary and benefit costs of the officers that will be eliminated after the acquisition.

The unaudited pro forma condensed consolidated combining financial statements are intended for informational purposes only and are not necessarily indicative of the future financial position or future results of operations of the combined company, or of the financial position or results of operations of the combined company that would have actually occurred had the acquisition taken place as of the date or for the periods presented. These unaudited pro forma combined financial statements and the accompanying notes should be read in conjunction with the financial statements, including the accompanying notes, of M & M which are attached and of KTI which are included in KTI's annual report on Form 10-K for the fiscal year ended December 31, 1997 and KTI's quarterly report on Form 10-Q for the six months ended June 28, 1998.

In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma data.

            PRO FORMA CONDENSED CONSOLIDATED COMBINING BALANCE SHEET

                               AS OF JUNE 28, 1998

                                   (Unaudited)
                             (Dollars in thousands)

                                                                 KTI           M & M               Pro Forma              Pro Forma
                                                              Historical     Historical           Adjustments              Combined

ASSETS:

CURRENT ASSETS:
 Cash                                                          $  1,551         $     32          $   -                    $  1,583
 Accounts receivable, net                                        30,179            2,129              -                      32,308
 Inventories                                                     38,460            2,910              -                      41,370
 Prepaid expenses and other current assets                          619              116               (57)(E)                  678
 Deferred tax asset                                               1,006             -                 -                       1,006
                                                               --------         --------          --------                 --------
   Total current assets                                          71,815            5,187               (57)                  76,945
                                                               --------         --------          --------                 --------

 Property, plant and equipment, at cost                          50,378           10,174              -                      60,552
  Less accumulated depreciation and amortization                (11,047)          (4,229)             -                     (15,276)
                                                               --------         --------          --------                 --------
                                                                 39,331            5,945              -                      45,276

 Intangible assets, net                                           6,650             -               17,855 (A,B,C,D,E,F)     24,505
 Other assets                                                        60              440              -                         500
                                                               --------         --------          --------                 --------
   Total assets                                                $117,856         $ 11,572          $ 17,798                 $147,226
                                                               --------         --------          --------                 --------
                                                               --------         --------          --------                 --------

LIABILITIES AND STOCKHOLDERS' EQUITY:

CURRENT LIABILITIES:
 Revolving line-of-credit                                      $ 12,603         $    315          $   -                   $ 12,918
 Current portion of long-term debt                                1,093            1,445              -                      2,538
 Current portion of capital lease obligations                       283             -                 -                        283
 Accounts payable                                                 8,283              391              -                      8,674
 Accrued payroll and related expenses                             6,940               59              -                      6,999
 Other accrued expenses                                           3,067              728              (596)(E)               3,199
                                                               --------         --------          --------                --------
   Total current liabilities                                     32,269            2,938              (596)                 34,611
                                                               --------         --------          --------                --------
LONG-TERM LIABILITIES:
 Long-term debt                                                  26,018            3,694            13,991 (A,B,C,D)        43,703
 Capital lease obligations                                          348             -                 -                        348
 Deferred tax liability                                           1,136              215              -                      1,351
                                                               --------         --------          --------                --------
   Total long-term liabilities                                   27,502            3,909            13,991                  45,402
                                                               --------         --------          --------                --------


STOCKHOLDERS' EQUITY:

 Series C Convertible preferred stock                                42             -                 -                         42
 Common stock                                                        47              150              (146)(A,B,C,F)            51
 Additional paid-in-capital                                      29,531               75             9,049 (A,B,C,F)        38,655
 Retained earnings                                               30,020            4,500            (4,500)(F)              30,020
 Currency translation adjustment                                 (1,555)            -                 -                     (1,555)
                                                               --------         --------          --------                 --------
   Total stockholders' equity                                    58,085            4,725             4,403                   67,213
                                                               --------         --------          --------                 --------
Total liabilities and stockholders' equity                     $117,856         $ 11,572          $ 17,798                 $147,226
                                                               --------         --------          --------                 --------
                                                               --------         --------          --------                 --------

       See notes to condensed consolidated combining financial statements

           PRO FORMA CONDENSED CONSOLIDATED COMBINING INCOME STATEMENT

                     FOR THE SIX MONTHS ENDED JUNE 28, 1998

                                   (Unaudited)
                  (Dollars in thousands, except per share data)

                                                                 KTI           M & M               Pro Forma              Pro Forma
                                                              Historical     Historical           Adjustments              Combined

Net sales                                                      $ 92,179         $ 10,535          $      -                 $102,714

Cost of sales                                                    63,668            7,511              (115)(I)               71,064
                                                               --------         --------          --------                 --------
   Gross profit                                                  28,511            3,024               115                   31,650

Selling, general and administrative expenses                     12,831              854               (37)(G,I)             13,648
                                                               --------         --------          --------                 --------
   Operating Income                                              15,680            2,170               152                   18,002

Interest expense, net                                             1,304              192               490 (H)                1,986
                                                               --------         --------          --------                 --------
   Income before provision for income taxes                      14,376            1,978              (338)                  16,016

Provision for income taxes                                        5,750              530               (46)(J)                6,234
                                                               --------         --------          --------                 --------
   Net income                                                  $  8,626         $  1,448          $   (292)                $  9,782
                                                               --------         --------          --------                 --------
                                                               --------         --------          --------                 --------
Earnings per share
  Basic                                                        $   2.32                                                    $   2.35
  Diluted                                                      $   0.97                                                    $   1.05
                                                               --------         --------          --------                 --------
                                                               --------         --------          --------                 --------
Weighted average number of common stock
 and common stock equivalents
  Basic                                                           3,721                                439 (K)                4,160
  Diluted                                                         8,918                                439 (K)                9,357
                                                               --------         --------          --------                 --------
                                                               --------         --------          --------                 --------

       See notes to condensed consolidated combining financial statements

           PRO FORMA CONDENSED CONSOLIDATED COMBINING INCOME STATEMENT

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                   (Unaudited)
                  (Dollars in thousands, except per share data)

                                                                 KTI           M & M               Pro Forma             Pro Forma
                                                              Historical     Historical           Adjustments             Combined

Net sales                                                      $150,429         $ 16,569          $      -               $166,998

Cost of sales                                                   104,390           11,494              (696)(N)            115,188
                                                               --------         --------          --------               --------
   Gross profit                                                  46,039            5,075               696                 51,810

Selling, general and administrative expenses                     21,454            1,500               195 (L,N)           23,149
                                                               --------         --------          --------               --------
   Operating Income                                              24,585            3,575               501                 28,661

Interest expense, net                                             3,602              341               980 (M)              4,923
                                                               --------         --------          --------                --------
   Income before provision for income taxes                      20,983            3,234              (479)                23,738

Provision for income taxes                                        8,393            1,156               (13)(O)              9,536
                                                               --------         --------          --------               --------
   Net income                                                  $ 12,590         $  2,078          $   (466)              $ 14,202
                                                               --------         --------          --------               --------
                                                               --------         --------          --------               --------
Earnings per share
  Basic                                                        $   4.23                                                  $   4.16
  Diluted                                                      $   1.54                                                  $   1.65
                                                               --------         --------          --------               --------
                                                               --------         --------          --------               --------
Weighted average number of common stock
 and common stock equivalents
  Basic                                                           2,967                                439 (P)              3,406
  Diluted                                                         8,173                                439 (P)              8,612
                                                               --------         --------          --------               --------
                                                               --------         --------          --------               --------

       See notes to condensed consolidated combining financial statements

    NOTES TO PRO FORMA CONDENSED CONSOLIDATED COMBINING FINANCIAL STATEMENTS

                       JUNE 28, 1998 and DECEMBER 31, 1997

                                   (Unaudited)
                             (Dollars in thousands)


(A) Reflects the initial payment of consideration in connection with the acquisition of M & M, in the form of $11,000 in long-term debt and 354,276 shares of KTI common stock with a fair value of $8,000.

(B) Reflects an additional payment of consideration based on the first contingent adjustment of $1,491 in long-term debt and 24,650 shares of KTI common stock with a fair value of $328.

(C) Reflects an additional payment of consideration based on the second contingent adjustment of $1,200 in long-term debt and 60,122 shares of KTI common stock with a fair value of $800.

(D) Represents $300 in long-term bank debt to fund payment of transaction related costs.

(E) Represents the removal of receivables and payables to officers of M & M not acquired by KTI.

(F)  Represents the removal of M & M's equity accounts.

(G) Reflects six months of amortization expense on goodwill, based on an estimated useful life of 40 years.

(H) Reflects six months of interest expense on the additional long-term debt, assuming an average interest rate of 7%.

(I) Represents the planned reduction of salaries and benefits to the officers of M & M based on their new employment contracts entered into at the time of acquisition.

(J) Reflects the tax effect on the pro forma adjustments using the Company's statutory tax rate.

(K) Reflects the shares of KTI's common stock issued as part of consideration for M & M (see (A), (B), and (C) above).

(L) Reflects twelve months of amortization expense on goodwill, based on an estimated useful life of 40 years.

(M) Reflects twelve months of interest expense on the additional long-term debt, assuming an average interest rate of 7%.

(N) Represents the planned reduction of salaries and benefits to the officers of M & M based on their new employment contracts entered into at the time of acquisition.

(O) Reflects the tax effect on the pro forma adjustments using the Company's statutory tax rate.

(P) Reflects the shares of KTI's common stock issued as part of consideration for M & M (see (A), (B), and (C) above).

SIGNATURE


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized in the City of Orange, State of California on this 8th day of October, 1998.

                                            KAYNAR TECHNOLOGIES INC.

                                           /s/ David A. Werner
                                               ---------------------
                                           By: David A. Werner
                                           Executive Vice President